UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Clear Channel Outdoor Holdings, Inc. (“CCOH”) is an indirect, non-wholly owned subsidiary of iHeartCommunications, Inc. (“IHC”), which is an indirect wholly owned subsidiary of iHeartMedia, Inc. Consistent with its previous disclosure, on February 4, 2016, CCOH (i) demanded (the “Demand”) repayment of $300.0 million outstanding on the Revolving Promissory Note, dated as of November 10, 2005, between IHC, as maker, and CCOH, as payee (as amended by the first amendment dated as of December 23, 2009 and the second amendment dated as of October 23, 2013, the “Note”), and (ii) paid special cash dividends to Class A and Class B stockholders of record at the close of business on February 1, 2016, in an aggregate amount equal to $540.0 million, or $1.4937 per share, using proceeds of the Demand together with cash on hand relating to the sale of eight non-strategic outdoor markets. As the indirect parent of CCOH, IHC received approximately 90.1%, or approximately $486.5 million, of the dividend proceeds through its wholly-owned subsidiaries. Following satisfaction of the Demand, the balance outstanding under the Note was reduced by $300.0 million. As of September 30, 2015, the outstanding balance of the Note was $913.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: February 5, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Assistant General Counsel and Assistant Secretary